Exhibit 99.1

LHC Group Board of Directors authorizes $250 million share repurchase program

LAFAYETTE, La., Dec. 6, 2021 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced today that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $250,000,000 of its common stock.

Commenting on the announcement, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "This share repurchase program underscores our continued commitment to building shareholder value, and reflects the Board's confidence in our company. The strength of our balance sheet and cash flows enables us to allocate capital to these repurchases on an accretive basis while at the same time prioritizing continued investments in organic and inorganic growth as well as other long-term initiatives."

The Company expects to fund the share repurchases through a combination of cash on hand, future cash flow from operations and borrowings. Under the share repurchase program, the Company may purchase common stock in open market transactions, block or privately negotiated transactions, and may from time to time purchase shares pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Exchange Act or by any combination of such methods, in each case subject to compliance with all Securities and Exchange Commission rules and other legal requirements. The number of shares to be purchased and the timing of the purchases are based on a variety of factors, including, but not limited to, the level of cash balances, credit availability, debt covenant restrictions, general business conditions, the market price of the Company's stock and the availability of alternative investment opportunities. No time limit was set for completion of repurchases under the new authorization, and the program may be suspended or discontinued at any time.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 30,000 employees deliver home health, hospice, home and community based services, and facility-based care in 37 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. Through Imperium Health, the company's ACO management and enablement company, LHC Group helps partners improve both savings and patient outcomes with a value-based approach. As the preferred joint venture partner for more than 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements

This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the share repurchase program. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: statements about the benefits of the share repurchase program; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the share repurchase program that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: our ability to successfully execute on the share repurchase program; changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; changes in our "Quality of Patient Care Star Ratings"; the ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the share repurchase program or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.

Contact: Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com